Exhibit 99.1
Alphabet Announces Third Quarter 2025 Results
MOUNTAIN VIEW, Calif. – October 29, 2025 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended September 30, 2025.
•Consolidated Alphabet revenues in Q3 2025 increased 16%, or 15% in constant currency, year over year to $102.3 billion. Google Search & other, YouTube ads, Google subscriptions, platforms, and devices, and Google Cloud each delivered double-digit growth in Q3.
•Google Services revenues increased 14% to $87.1 billion, reflecting robust performance across Google Search & other, Google subscriptions, platforms, and devices, and YouTube ads.
•Google Cloud revenues increased 34% to $15.2 billion, led by growth in Google Cloud Platform (GCP) across core products, AI Infrastructure and Generative AI Solutions.
•Total operating income increased 9% and operating margin was 30.5%. Excluding the $3.5 billion charge related to the European Commission (EC) fine, operating income increased 22% and operating margin was 33.9%, benefitting from strong revenue growth and continued efficiencies in the expense base.
•Other income reflected a net gain of $12.8 billion, primarily the result of net unrealized gains on our non-marketable equity securities.
•Net income increased 33% and EPS increased 35% to $2.87.
•With the growth across our business and demand from Cloud customers, we now expect 2025 capital expenditures to be in a range of $91 billion to $93 billion.

“Alphabet had a terrific quarter, with double-digit growth across every major part of our business. We delivered our first-ever $100 billion quarter,” said Sundar Pichai, CEO of Alphabet and Google.

“Our full stack approach to AI is delivering strong momentum and we’re shipping at speed, including the global rollout of AI Overviews and AI Mode in Search in record time. In addition to topping leaderboards, our first party models, like Gemini, now process 7 billion tokens per minute, via direct API use by our customers. The Gemini App now has over 650 million monthly active users. We continue to drive strong growth in new businesses. Google Cloud accelerated, ending the quarter with $155 billion in backlog. And we have over 300 million paid subscriptions led by Google One and YouTube Premium.”

“We are investing to meet customer demand and capitalize on the growing opportunities across the company.”

Q3 2025 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarters ended September 30, 2024 and 2025 (in millions, except for per share information and percentages).

	Quarter Ended September 30,
	2024	2025
Revenues	$88,268	$102,346
Change in revenues year over year	15%	16%
Change in constant currency revenues year over year(1)	16%	15%

Operating income	$28,521	$31,228
Operating margin	32%	31%

Other income (expense), net	$3,185	$12,759

Net income	$26,301	$34,979
Diluted EPS	$2.12	$2.87

(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.
Q3 2025 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended September 30,
	2024	2025
Google Search & other	$49,385	$56,567
YouTube ads	8,921	10,261
Google Network	7,548	7,354
Google advertising	65,854	74,182
Google subscriptions, platforms, and devices	10,656	12,870
Google Services total	76,510	87,052
Google Cloud	11,353	15,157
Other Bets	388	344
Hedging gains (losses)	17	(207)
Total revenues	$88,268	$102,346

Total TAC	$13,719	$14,876

Number of employees	181,269	190,167
Segment Operating Results

	Quarter Ended September 30,
	2024	2025
Operating income (loss):
Google Services(1)	$30,856	$33,527
Google Cloud	1,947	$3,594
Other Bets	(1,116)	$(1,426)
Alphabet-level activities(2)	(3,166)	$(4,467)
Total income from operations	$28,521	$31,228
(1)Includes the EC fine of $3.5 billion for the three months ended September 30, 2025.
(2)In addition to the costs included in Alphabet-level activities, hedging gains (losses) related to revenue were $17 million and $(207) million for the three months ended September 30, 2024 and 2025, respectively. Alphabet-level activities include charges related to employee severance and office space charges.
Additional Information Relating to the Quarter Ended September 30, 2025 (unaudited)
EC Fine
On September 5, 2025, the EC announced its decision that Google had infringed European competition laws. The EC decision imposed a $3.5 billion fine which we accrued in general and administrative expenses in our Google Services segment for the three months ended September 30, 2025.
U.S. Tax Law
Changes to U.S. tax law enacted on July 4, 2025, allow, among other things, for immediate expensing of domestic research and experimentation costs and accelerated depreciation on eligible capital expenditures, the effects of which are included in operating cash flows for the three months ended September 30, 2025.
Dividend Program
Alphabet’s Board of Directors declared a quarterly cash dividend of $0.21 payable on December 15, 2025 to stockholders of record for each of the Company’s Class A, Class B, and Class C shares as of December 8, 2025.

Webcast and Conference Call Information
A live audio webcast of our third quarter 2025 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=hA1OEi6TRYU. The call begins today at 2:30 PM (PT) / 5:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google's Keyword blog at https://www.blog.google/ and News From Google page on X at x.com/NewsFromGoogle, and our executive officers may also use certain social media channels, such as X and LinkedIn, to communicate information about earnings results and company updates, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of October 29, 2025. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: operating income, excluding the EC fine; operating margin, excluding the EC fine; free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation of GAAP Operating Income and Operating Margin to Non-GAAP Operating Income and Operating Margin, Excluding the EC Fine”, “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow”, and “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31, 2024	As of September 30, 2025
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,466	$23,090
Marketable securities	72,191	75,406
Total cash, cash equivalents, and marketable securities	95,657	98,496
Accounts receivable, net	52,340	57,148
Other current assets	15,714	18,303
Total current assets	163,711	173,947
Non-marketable securities	37,982	63,800
Deferred income taxes	17,180	10,331
Property and equipment, net	171,036	223,787
Operating lease assets	13,588	14,524
Goodwill	31,885	33,269
Other non-current assets	14,874	16,811
Total assets	$450,256	$536,469
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,987	$10,546
Accrued compensation and benefits	15,069	13,944
Accrued expenses and other current liabilities	51,228	59,437
Accrued revenue share	9,802	10,081
Deferred revenue	5,036	5,542
Total current liabilities	89,122	99,550
Long-term debt	10,883	21,607
Income taxes payable, non-current	8,782	10,072
Operating lease liabilities	11,691	12,106
Other long-term liabilities	4,694	6,267
Total liabilities	125,172	149,602
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,211 (Class A 5,835, Class B 861, Class C 5,515) and 12,077 (Class A 5,818, Class B 842, Class C 5,417) shares issued and outstanding	84,800	91,695
Accumulated other comprehensive income (loss)	(4,800)	(2,054)
Retained earnings	245,084	297,226
Total stockholders’ equity	325,084	386,867
Total liabilities and stockholders’ equity	$450,256	$536,469

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended September 30,		Year To Date September 30,
	2024	2025	2024	2025
Revenues	$88,268	$102,346	$253,549	$289,007
Costs and expenses:
Cost of revenues	36,474	41,369	105,693	116,768
Research and development	12,447	15,151	36,210	42,515
Sales and marketing	7,227	7,205	20,445	20,478
General and administrative	3,599	7,393	9,783	16,141
Total costs and expenses	59,747	71,118	172,131	195,902
Income from operations	28,521	31,228	81,418	93,105
Other income (expense), net	3,185	12,759	6,154	26,604
Income before income taxes	31,706	43,987	87,572	119,709
Provision for income taxes	5,405	9,008	13,990	21,994
Net income	$26,301	$34,979	$73,582	$97,715

Basic net income per share	$2.14	$2.89	$5.96	$8.06
Diluted net income per share	$2.12	$2.87	$5.90	$7.99
Number of shares used in basic earnings per share calculation	12,290	12,086	12,349	12,130
Number of shares used in diluted earnings per share calculation	12,419	12,203	12,480	12,230

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended September 30,		Year To Date September 30,
	2024	2025	2024	2025
Operating activities
Net income	$26,301	$34,979	$73,582	$97,715
Adjustments:
Depreciation of property and equipment	3,985	5,611	11,106	15,096
Stock-based compensation expense	5,846	6,368	16,975	17,882
Deferred income taxes	(1,071)	8,726	(3,809)	7,130
Loss (gain) on debt and equity securities, net	(1,981)	(10,855)	(2,738)	(22,266)
Other	1,407	(198)	2,592	843
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(1,431)	(2,381)	(1,321)	(3,582)
Income taxes, net	(1,908)	(858)	(2,797)	(3,292)
Other assets	(802)	(1,293)	(2,334)	(4,060)
Accounts payable	521	(444)	(42)	(771)
Accrued expenses and other liabilities	(1,190)	7,759	(6,366)	6,199
Accrued revenue share	381	319	478	100
Deferred revenue	640	681	860	1,317
Net cash provided by operating activities	30,698	48,414	86,186	112,311
Investing activities
Purchases of property and equipment	(13,061)	(23,953)	(38,259)	(63,596)
Purchases of marketable securities	(22,023)	(20,964)	(65,034)	(60,834)
Maturities and sales of marketable securities	23,202	20,371	81,779	61,301
Purchases of non-marketable securities	(1,035)	(1,000)	(3,234)	(3,312)
Maturities and sales of non-marketable securities	127	323	732	1,196
Acquisitions, net of cash acquired, and purchases of intangible assets	(2,753)	(1,072)	(2,840)	(1,425)
Other investing activities	(2,468)	(1,482)	(2,500)	(1,845)
Net cash used in investing activities	(18,011)	(27,777)	(29,356)	(68,515)
Financing activities
Net payments related to stock-based award activities	(3,003)	(3,270)	(9,141)	(9,001)
Repurchases of stock	(15,291)	(11,504)	(46,671)	(40,210)
Dividend payments	(2,455)	(2,537)	(4,921)	(7,513)
Proceeds from issuance of debt, net of costs	3,819	6,624	8,694	38,002
Repayments of debt	(3,449)	(7,696)	(8,951)	(26,094)
Proceeds from sale of interest in consolidated entities, net	285	0	293	400
Net cash used in financing activities	(20,094)	(18,383)	(60,697)	(44,416)
Effect of exchange rate changes on cash and cash equivalents	141	(200)	(222)	244
Net increase (decrease) in cash and cash equivalents	(7,266)	2,054	(4,089)	(376)
Cash and cash equivalents at beginning of period	27,225	21,036	24,048	23,466
Cash and cash equivalents at end of period	$19,959	$23,090	$19,959	$23,090

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended September 30,
	2024	2025
Revenues:
Google Services	$76,510	$87,052
Google Cloud	11,353	15,157
Other Bets	388	344
Hedging gains (losses)	17	(207)
Total revenues	$88,268	$102,346
Operating income (loss):
Google Services	$30,856	$33,527
Google Cloud	1,947	3,594
Other Bets	(1,116)	(1,426)
Alphabet-level activities	(3,166)	(4,467)
Total income from operations	$28,521	$31,228
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.
•Google Cloud includes infrastructure and platform services, applications, and other services for enterprise customers. Google Cloud generates revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of autonomous transportation services, healthcare-related services, and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include certain AI-focused shared R&D activities, including development costs of our general AI models; corporate initiatives such as our philanthropic activities; corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements. Charges associated with employee severance and office space reductions are also not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended September 30,
	2024	2025
Interest income	$1,243	$1,076
Interest expense	(54)	(143)
Foreign currency exchange gain (loss), net	23	(143)
Gain (loss) on debt securities, net	160	122
Gain (loss) on equity securities, net(1)	1,821	10,734
Performance fees	29	(174)
Income (loss) and impairment from equity method investments, net	(107)	(30)
Other	70	1,317
Other income (expense), net	$3,185	$12,759
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q3 2025, the net effect of the gain on equity securities of $10.7 billion and the performance fees related to certain investments of $174 million increased the provision for income tax, net income, and diluted net income per share by $2.2 billion, $8.3 billion, and $0.68, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.

Reconciliation of GAAP Operating Income and Operating Margin to Non-GAAP Operating Income and Operating Margin, Excluding the EC Fine (in millions, except percentages; unaudited):
We provide the following non-GAAP measures because they provide useful information to management and investors about the effect of the EC fine on operating income and operating margin in the third quarter of 2025 for comparability to operating income and operating margin in the third quarter of 2024.
•Non-GAAP operating income, excluding the EC fine
•Non-GAAP operating margin, excluding the EC fine
These non-GAAP measures exclude the effect of the EC fine recorded during the third quarter of 2025. We calculate the percentage change by comparing operating income, excluding the EC fine recorded in the third quarter of 2025 to the prior year comparable quarter.

	Quarter Ended September 30,
	2024	2025	% Change
Revenues	$88,268	$102,346	16%

Operating income (GAAP)	$28,521	$31,228	9%
add: EC fine	0	3,457
Operating income, excluding the EC fine (Non-GAAP)	$28,521	$34,685	22%

Operating margin (GAAP)	32.3%	30.5%
Operating margin, excluding the EC fine (Non-GAAP)	32.3%	33.9%
Non-GAAP operating income, excluding the EC fine: We define Non-GAAP operating income, excluding the EC fine as operating income excluding the EC fine.
Non-GAAP operating margin, excluding the EC fine: We define Non-GAAP operating margin, excluding the EC fine as Non-GAAP operating income, excluding the EC fine divided by revenues.

Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow for the current quarter and trailing twelve months (“TTM”) because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

	Quarter Ended				TTM
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q3 2025
Net cash provided by operating activities	$39,113	$36,150	$27,747	$48,414	$151,424
Less: purchases of property and equipment	(14,276)	(17,197)	(22,446)	(23,953)	(77,872)
Free cash flow	$24,837	$18,953	$5,301	$24,461	$73,552
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.
TTM free cash flow: We define trailing twelve months free cash flow as net cash provided by operating activities less capital expenditures for the most recent twelve consecutive months.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended September 30, 2024 to the Quarter Ended September 30, 2025

			Quarter Ended September 30, 2025
					% Change from Prior Period
	Quarter Ended September 30,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2024	2025
United States	$43,139	$48,758	$0	$48,758	13%		0%	13%
EMEA	25,472	29,911	1,261	28,650	17%		5%	12%
APAC	14,547	17,819	128	17,691	22%		0%	22%
Other Americas	5,093	6,065	(50)	6,115	19%		(1)%	20%
Revenues, excluding hedging effect	88,251	102,553	1,339	101,214	16%		1%	15%
Hedging gains (losses)	17	(207)
Total revenues(1)	$88,268	$102,346		$101,214	16%	0%	1%	15%
(1)Total constant currency revenues of $101.2 billion for the quarter ended September 30, 2025 increased $13.0 billion compared to $88.3 billion in revenues, excluding hedging effect, for the quarter ended September 30, 2024.
Comparison from the Quarter Ended June 30, 2025 to the Quarter Ended September 30, 2025

			Quarter Ended September 30, 2025
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	June 30, 2025	September 30, 2025
United States	$46,063	$48,758	$0	$48,758	6%		0%	6%
EMEA	28,262	29,911	753	29,158	6%		3%	3%
APAC	16,480	17,819	75	17,744	8%		0%	8%
Other Americas	5,735	6,065	90	5,975	6%		2%	4%
Revenues, excluding hedging effect	96,540	102,553	918	101,635	6%		1%	5%
Hedging gains (losses)	(112)	(207)
Total revenues(1)	$96,428	$102,346		$101,635	6%	0%	1%	5%
(1)Total constant currency revenues of $101.6 billion for the quarter ended September 30, 2025 increased $5.1 billion compared to $96.5 billion in revenues, excluding hedging effect, for the quarter ended June 30, 2025.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended September 30, 2023 to the Quarter Ended September 30, 2024

			Quarter Ended September 30, 2024
	Quarter Ended September 30,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2023	2024
Revenues excluding hedging effect	$76,694	$88,251	$(1,017)	$89,268	15%		(1)%	16%
Hedging gains (losses)	$(1)	$17
Total revenues	$76,693	$88,268		$89,268	15%	0%	(1)%	16%